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                                                                EXHIBIT 23.2








                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of BankAmerica Corporation of our report dated January 18, 1994, except as to Note 1, which is as of January 28, 1994, relating to the consolidated financial statements of Continental Bank Corporation, which is included in Continental Bank Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE
PRICE WATERHOUSE

Chicago, Illinois

May 20, 1994